Exhibit 99.1
National CineMedia Names Ronnie Y. Ng as Chief Financial Officer

CENTENNIAL, Colo. – September 27, 2021 -- National CineMedia, Inc. (NASDAQ: NCMI) (“the Company” or “NCM”), the managing member and owner of 48.2% of National CineMedia, LLC (“NCM LLC”), the largest cinema advertising network in the U.S., has appointed Ronnie Y. Ng as chief financial officer (CFO), effective September 27, 2021.

With 20 years of finance, investment banking, accounting and managerial experience, Ng joins NCM from Allen Media Group, LLC (AMG), a diversified media and entertainment company, where he was CFO and head of corporate development. At AMG, he led the company’s finance organization and oversaw multiple large-scale acquisitions and the refinancing of its capital structure.

Prior to AMG, Ng served as vice president in the fixed income group for TCW Group, Inc. (TCW) where he evaluated investments in the media and technology industry, including investment grade corporate bonds, high-yield bonds and leveraged loans. Before joining TCW, he was an investment banker for approximately 10 years. He served as executive director of UBS Investment Bank’s Global Media Group where he managed, advised and structured various financings and merger and acquisition transactions. Ng’s other previous experience includes working at Deutsche Bank Securities Inc., Houlihan Lokey, Inc. and Arthur Andersen LLP.

Ng holds a Bachelor of Science degree in finance from the University of Illinois at Urbana-Champaign.

NCM CEO Tom Lesinski said, “Ronnie is an accomplished financial executive with nearly 20 years of experience around complex financial situations. His deep financial expertise and experience in media and entertainment will be a critical asset for NCM.” Lesinski continued, “We are excited to welcome Ronnie to the leadership team and his background will be instrumental as the movie industry continues to recover and to advance our strategic initiatives.”

About National CineMedia, Inc.

National CineMedia (NCM) is America’s Movie Network. As the largest cinema advertising network in the U.S., NCM unites brands with the power of movies and engages movie fans anytime and anywhere. NCM’s Noovie® pre-show is presented exclusively in 51 leading national and regional theater circuits including AMC Entertainment Inc. (NYSE: AMC), Cinemark Holdings, Inc. (NYSE: CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC. LON: CINE). NCM’s cinema advertising network offers broad reach and unparalleled audience engagement with over 20,600 screens in over 1,600 theaters in 190 Designated Market Areas® (all of the top 50). NCM Digital goes beyond the big screen, extending in-theater campaigns into online and mobile marketing programs to reach entertainment audiences. National CineMedia, Inc. (NASDAQ: NCMI) owns a 48.2% interest in, and is the managing member of, National CineMedia, LLC. For more information, visit www.ncm.com and www.noovie.com.

Forward-Looking Statements

This press release contains various forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, that reflect management’s current expectations or beliefs regarding, among other things, the recovery of the movie industry and NCM’s strategic initiatives. Forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for further information about risks and uncertainties that could cause actual results to differ materially. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. The Company undertakes no obligation to update any forward-looking statement, whether as a result, of new information, future events or otherwise, except as required by law.

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INVESTOR CONTACT:

Exhibit 99.1
Ted Watson
800-844-0935
investors@ncm.com

MEDIA CONTACT:
Lauren Leff for National CineMedia
914-584-3596
lauren.leff@gmail.com